Exhibit 7

  Pro Forma Data Disclosing the Effect of the Reverse Stock Split and Buyback of Fractional Shares on the Company's Statement of Income, Earnings Per Share Amounts, and Ratio Of Earnings to Fixed Charges for the Most Recent Fiscal Year End

                           BOWLES FLUIDICS CORPORATION
                    PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                    For the Year Ended October 25, 1997
                                  --------------------------------------
                                               Reverse Split
                                                & Buyback
                                    Reported   Adjustments  Pro Forma
                                  --------------------------------------

Net Sales                           $18,842,673              $18,842,673

   Cost of sales                     13,065,374               13,065,374
                                  -------------           --------------

Gross Profit                          5,777,299                5,777,299

   Selling, general and
    administrative expenses           3,094,769                3,094,769
   Research and development
       costs                          1,005,183                1,005,183
                                  -------------           --------------

Operating income                      1,677,347                1,677,347

   Interest income                      117,541    ($12,774)     104,767
   Other income  (expense),
net                                       4,555                    4,555
                                  --------------------------------------

Income before income taxes            1,799,443     (12,774)   1,786,669

   Provision for income taxes           657,420      (4,667)     652,753
                                  --------------------------------------

Net income                            1,142,023      (8,107)   1,133,916

   Preferred stock dividends
      accrued                           (74,646)          0      (74,646)
                                  --------------------------------------

Income applicable to common
   shareholders                      $1,067,377     ($8,107)  $1,059,270
                                  ======================================

Primary earnings per share:
   Income applicable to
      common shareholders            $1,067,377     ($8,107)  $1,059,270
                                  --------------------------------------
   Weighted average of
      common shares outstanding      12,633,764 (12,621,324)      12,440
   Add: Assumed  exercise of
        stock options                    48,607     (48,558)          49
                                  --------------------------------------
   Number of common shares
      outstanding adjusted           12,682,371 (12,669,882)      12,489
                                  --------------------------------------

    Primary earnings per share            $0.08                   $84.82
                                  =============           ==============

Fully diluted earnings per share:
   Net income                        $1,142,023     ($8,107)  $1,133,916
                                  --------------------------------------
   Weighted average of common
      shares outstanding             12,633,764 (12,621,324)      12,440
   Add: Assumed conversion of
         preferred stock              3,732,320  (3,728,588)       3,732
        Assumed exercise of
         stock options                   57,636     (57,578)          58
                                  --------------------------------------
   Number of common shares
      outstanding adjusted           16,423,720 (16,407,490)      16,230
                                  --------------------------------------

   Fully diluted earnings per share       $0.07                   $69.87
                                  =============           ==============

Ratio of  earnings to fixed
charges                                     N/a                      N/a

                                 Exhibit 7 - 1


                           BOWLES FLUIDICS CORPORATION
                    PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                                   For the Nine Months Ended July
                                              25, 1998
                                  ----------------------------------
                                             Reverse Split
                                                & Buyback
                                   Reported   Adjustments  Pro Forma
                                  ----------------------------------

Net Sales                         $15,105,362            $15,105,362

   Cost of sales                   11,196,107             11,196,107
                                  -----------            -----------

Gross Profit                        3,909,255              3,909,255

   Selling, general and
     administrative expenses        1,993,702              1,993,702
   Research and development
     costs                            582,743                582,743
                                  -----------            -----------

Operating income                    1,332,810              1,332,810

   Interest income                     52,022    ($9,580)     42,442
   Other income (expense), net         23,749                 23,749
                                  ----------------------------------

Income before income taxes          1,408,581    ($9,580)  1,399,001

   Provision for income taxes         521,631     (3,548)    518,083
                                  ----------------------------------

Net income                            886,950     (6,032)    880,918

   Preferred stock dividends
      accrued                         (55,985)               (55,985)
                                  ----------------------------------

Income applicable to common
   shareholders                      $830,965     ($6,032)  $824,933
                                  ==================================

Basic earnings per share:
   Income applicable to common
      shareholders                   $830,965     ($6,032)  $824,933
   Weighted average of common
      shares outstanding           12,655,011 (12,642,550)    12,461

        Basic earnings per share        $0.07                 $66.20
                                  ===========               ========

Diluted earnings per share:
   Net income                        $886,950     ($6,032)   880,918
                                  ----------------------------------
   Weighted average of common
      shares outstanding           12,655,011 (12,642,550)    12,461
   Add: Assumed conversion of
          preferred stock           3,732,320  (3,728,588)     3,732
        Assumed exercise of
          stock options                14,847     (14,832)        15
                                  ----------------------------------
   Number of common shares
      outstanding adjusted         16,402,178 (16,385,970)    16,208
                                  ----------------------------------

    Diluted earnings per share          $0.05                 $54.35
                                  ===========            ===========

Ratio of earnings to fixed charges  N/a                   N/a

                                 Exhibit 7 - 2

                           BOWLES FLUIDICS CORPORATION
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS


Reverse Split and Buyback Adjustments


1. Income Statements: Year Ended October 25, 1997, and Nine Months Ended July 25, 1998

   The pro forma income statements reflect the reduction in interest income, net of income taxes, to give effect to the $242,600 reduction of cash and cash equivalents to acquire the estimated fractional common shares outstanding (194.077 shares) after the 1-for-1,000 reverse common stock split at $1,250 per share, as if the reverse split and buyback occurred at October 27, 1996.

   The pro forma primary and fully diluted earnings per share reflect the lower net income and the lower number of common shares outstanding after the reverse stock split and buyback of fractional common shares at $1,250 per share.










                                 Exhibit 7 - 3